Exhibit 99.1

Arconic Reports First Quarter 2017 Results

Highlights

  Revenue of $3.2 billion, up 4.5 percent year over year
  Net income attributable to Arconic of $322 million, or $0.65 per share, versus $16 million in first quarter 2016
  Excluding special items, adjusted income of $169 million, or $0.33 per share
  Adjusted EBITDA1, excluding special items, of $485 million, up 11 percent year over year
  Adjusted EBITDA margin, excluding special items, of 15.2 percent, up 90 basis points year over year
  Strong net cost savings of 1.9 percent of revenues
  Cash balance of $2.6 billion

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1 Arconic’s definition of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to sales minus the following items: cost of goods sold; selling, general administrative and other expenses; research and development expenses; and provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

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NEW YORK--(BUSINESS WIRE)--April 25, 2017--Arconic Inc. (NYSE: ARNC) today reported results for the first quarter 2017, in which the Company reported revenue of $3.2 billion, up 4.5 percent year over year, driven by higher volumes across all segments. The impact of higher aluminum prices was more than offset by the Company’s ramp down from the North American packaging business at its Tennessee operations. Excluding the impact of the Tennessee packaging ramp down, revenues were up 8 percent year over year2.

Net income was $322 million, or $0.65 per share. The results reflect $153 million in special items, including a gain on the sale of Alcoa Corporation shares, somewhat offset by non-cash charges related to the divestiture of a rolling mill in Fusina, Italy [link here].

Excluding special items, first quarter 2017 adjusted income was $169 million, or $0.33 per share; key factors included higher volumes across Arconic than the year-ago quarter, strong gross cost reduction savings and net cost savings, which were partially offset by unfavorable mix and price, predominately in aerospace. Annualized return on net assets (RONA) was 8.9 percent for the first quarter.

First quarter consolidated Adjusted EBITDA, excluding special items, was $485 million, up 11 percent year over year. Adjusted EBITDA margin, excluding special items, was 15.2 percent, up 90 basis points year over year.

"Solid performance, strong net cost reduction and some additional tailwinds allowed Arconic to deliver a stronger than anticipated first quarter of 2017,” said Arconic Interim Chief Executive Officer David Hess. “The aerospace market is continuing its transition to new platforms where we are strongly positioned. We continue to be focused on capital efficiency, growth, cost reduction and margin expansion, in line with our stated strategy. We affirm the guidance for full year 2017 provided at Investor Day last year.”

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2 As previously announced, Arconic expects to fully exit the North America packaging business at its Tennessee operations following the expiration of the toll processing and services agreement with Alcoa Corporation on December 31, 2018, unless sooner terminated by the parties.

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First Quarter 2017 Segment Performance

As of the first quarter of 2017, Arconic’s segment reporting metric has changed from after-tax operating income to Adjusted EBITDA.

Engineered Products and Solutions (EP&S)

EP&S reported revenue of $1.5 billion, up two percent year over year, first-quarter Adjusted EBITDA of $306 million, up $1 million year over year, and an adjusted EBITDA margin of 20.6 percent, down 40 basis points year over year. Adjusted EBITDA was driven by volume and net cost savings excluding engine ramp-up costs, which offset unfavorable mix, price and ramp-up costs. The ramp up costs are associated with increasing production volumes of new engine parts and are the result of, for example, higher scrap rates, lower efficiencies, new process development and employee training. These costs will diminish over time as volumes increase and processes mature.

Global Rolled Products (GRP)

GRP reported revenue of $1.2 billion, an increase of five percent year over year. The segment also reported Adjusted EBITDA of $171 million, up $16 million year over year, and an adjusted EBITDA margin of 13.7 percent, up 60 basis points year over year. The Adjusted EBITDA improvement was driven by net cost savings and record automotive volume, which were partially offset by reduced aero wide-body build rates, airframe destocking, reduced North America heavy duty truck (HDT) build rates and pricing pressure in regional specialties.

Transportation and Construction Solutions (TCS)

TCS delivered revenue of $449 million, an increase of five percent year over year. The segment also reported first quarter Adjusted EBITDA of $72 million, up $8 million year over year, and a first quarter adjusted EBITDA margin of 16.0 percent, up 110 basis points year over year. The Adjusted EBITDA improvement was driven by volume and net cost savings that more than offset pricing pressure in the HDT market.

Balance Sheet

At the separation of Alcoa Inc., Arconic chose to retain a 19.9 percent stake in Alcoa Corporation, indicating it would review options for responsibly managing the stake, taking into account its continued upside potential. In February 2017, Arconic monetized approximately 64 percent of the 36,311,767 shares it retained in Alcoa Corporation at a price of $38.03 per share. The monetization resulted in $888 million in proceeds.

In December 2016, at the Company’s Investor Day, Arconic communicated its intent to pay down $1 billion in debt in the first half of 2017. On April 5, 2017, the Company announced the commencement of cash tender offers by Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) for up to $1 billion in aggregate principal amount of the Company’s outstanding senior notes due in 2018 and 2019, subject to certain conditions. On April 24, 2017, the Company purchased $295 million in aggregate principal amount of its senior notes from Citigroup and Credit Suisse.

Arconic ended the first quarter of 2017 with cash on hand of $2.6 billion. Cash used for operations was $300 million, driven by the normal first quarter build in working capital and semi-annual interest payments; cash used for financing activities totaled $43 million; and cash provided from investing activities was $1.0 billion, reflecting the proceeds from the monetization of Alcoa Corporation shares and the sales proceeds from Alcoa Corporation’s Yadkin Hydroelectric Project. Free cash flow for the quarter was negative $403 million.

Arconic will hold its quarterly conference call at 5:00 PM Eastern Daylight Time on April 25, 2017 to present first quarter 2017 results. The meeting will be webcast via www.arconic.com. Call information and related details are available at www.arconic.com under “Investors;” presentation materials will be available at approximately 4:15 PM EDT on April 25, 2017.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website on www.arconic.com

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and forecasts and expectations relating to end markets. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and gross cost reduction savings improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release and on our website at www.arconic.com under the “Investors” section.

Arconic and subsidiaries
Statement of Consolidated Operations (unaudited)
(in millions, except per-share and share amounts)

	Quarter ended
	March 31,	December 31,	March 31,
	2016 (1)	2016 (1)	2017

Sales	$3,055	$2,967	$3,192

Cost of goods sold (exclusive of expenses below)	2,400	2,375	2,492
Selling, general administrative, and other expenses	205	269	221
Research and development expenses	31	39	28
Provision for depreciation and amortization	133	133	133
Restructuring and other charges	16	122	73
Interest expense	121	128	115
Other income, net(2)	(12)	(54)	(354)
Total costs and expenses	2,894	3,012	2,708

Income (loss) from continuing operations before income taxes	161	(45)	484
Provision for income taxes	51	1,246	162

Income (loss) from continuing operations after income taxes	110	(1,291)	322
(Loss) income from discontinued operations after income taxes(1)	(99)	38	-

Net income (loss)	11	(1,253)	322

Less: Net (loss) income from discontinued operations attributable to noncontrolling interests(1)	(5)	5	-

NET INCOME (LOSS) ATTRIBUTABLE TO ARCONIC	$16	$(1,258)	$322

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC COMMON SHAREHOLDERS(3):
Basic(4)(5):
Continuing operations	$0.21	$(2.98)	$0.69
Discontinued operations	(0.21)	0.07	-
Net (loss) income	$0.00	$(2.91)	$0.69

Average number of shares(3)(5)	437,893,859	438,486,935	439,933,090

Diluted(4)(5):
Continuing operations	$0.21	$(2.98)	$0.65
Discontinued operations	(0.21)	0.07	-
Net (loss) income	$0.00	$(2.91)	$0.65

Average number of shares(3)(5)	437,893,859	438,486,935	499,453,809

Common stock outstanding at the end of the period(3)	438,291,463	438,519,780	440,770,899
(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarters ended March 31, 2016 and December 31, 2016.

(2)	For the quarter ended March 31, 2017, Other income, net included a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock.

(3)	At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data presented for all periods herein have been updated to reflect the reverse stock split.

(4)	In order to calculate both basic and diluted earnings per share for the quarters ended March 31, 2016, December 31, 2016, and March 31, 2017, preferred stock dividends declared of $18, $17, and $17, respectively, need to be subtracted from Net income attributable to Arconic.

(5)	For the quarters ended March 31, 2016 and December 31, 2016, the diluted average number of shares does not include any share equivalents related to outstanding employee stock options and awards, convertible debt (acquired through the acquisition of RTI International Metals, Inc.) nor the mandatory convertible preferred stock as their effect was anti-dilutive. For the quarter ended March 31, 2017, the difference between the respective diluted average number of shares and the respective basic average number of shares relates to share equivalents associated with employee stock options and awards, convertible debt (acquired through the acquisition of RTI International Metals, Inc.), and mandatory convertible preferred stock.

Arconic and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions, except per-share amounts)

	December 31, 2016	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,863	$2,553
Receivables from customers, less allowances of $13 in 2016 and $12 in 2017	974	1,148
Other receivables	477	362
Inventories	2,253	2,328
Prepaid expenses and other current assets	325	319
Total current assets	5,892	6,710

Properties, plants, and equipment	11,572	11,633
Less: accumulated depreciation and amortization	6,073	6,160
Properties, plants, and equipment, net	5,499	5,473
Goodwill	5,148	5,170
Deferred income taxes	1,234	1,084
Investment in common stock of Alcoa Corporation	1,020	446
Other noncurrent assets	1,245	1,274
Total assets	$20,038	$20,157

LIABILITIES
Current liabilities:
Short-term borrowings	$36	$47
Accounts payable, trade	1,744	1,597
Accrued compensation and retirement costs	398	328
Taxes, including income taxes	85	81
Accrued interest payable	153	114
Other current liabilities	329	420
Long-term debt due within one year	4	-
Total current liabilities	2,749	2,587
Long-term debt, less amount due within one year	8,044	8,046
Accrued pension benefits	2,345	2,293
Accrued other postretirement benefits	889	867
Other noncurrent liabilities and deferred credits	870	869
Total liabilities	14,897	14,662

EQUITY
Arconic shareholders’ equity:
Preferred stock	55	55
Mandatory convertible preferred stock	3	3
Common stock	438	441
Additional capital	8,214	8,249
Accumulated deficit	(1,027)	(768)
Accumulated other comprehensive loss	(2,568)	(2,498)
Total Arconic shareholders' equity	5,115	5,482
Noncontrolling interests	26	13
Total equity	5,141	5,495
Total liabilities and equity	$20,038	$20,157

Arconic and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)

	Three months ended March 31,
	2016(1)	2017
CASH FROM OPERATIONS
Net income	$11	$322
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	309	133
Deferred income taxes	(86)	20
Equity income, net of dividends	4	-
Restructuring and other charges	93	73
Net loss (gain) from investing activities – asset sales(2)	2	(349)
Net periodic pension benefit cost	83	54
Stock-based compensation	26	28
Other	15	18
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) in receivables	(139)	(299)
(Increase) in inventories	(58)	(85)
(Increase) decrease in prepaid expenses and other current assets	(3)	20
(Decrease) in accounts payable, trade	(272)	(122)
(Decrease) in accrued expenses	(343)	(112)
Increase in taxes, including income taxes	64	111
Pension contributions	(70)	(53)
(Increase) in noncurrent assets	(13)	(34)
(Decrease) in noncurrent liabilities	(53)	(25)
CASH USED FOR OPERATIONS	(430)	(300)

FINANCING ACTIVITIES
Net change in short-term borrowings (original maturities of three months or less)	2	8
Additions to debt (original maturities greater than three months)	439	360
Payments on debt (original maturities greater than three months)	(441)	(360)
Proceeds from exercise of employee stock options	-	22
Dividends paid to shareholders	(57)	(45)
Distributions to noncontrolling interests	(50)	(14)
Other	-	(14)
CASH USED FOR FINANCING ACTIVITIES	(107)	(43)

INVESTING ACTIVITIES
Capital expenditures	(251)	(103)
Proceeds from the sale of assets and businesses	222	(10)
Additions to investments	(7)	-
Sales of investments(2)	19	888
Net change in restricted cash	4	14
Other(3)	12	240
CASH (USED FOR) PROVIDED FROM INVESTING ACTIVITIES	(1)	1,029

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3	4
Net change in cash and cash equivalents	(535)	690
Cash and cash equivalents at beginning of year	1,919	1,863
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,384	$2,553
(1)	On November 1, 2016, the former Alcoa Inc. separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash flow information has not been restated for discontinued operations and therefore the three months ended March 31, 2016 includes the result of operations for Arconic and the results of operations for Alcoa Corporation.

(2)	On February 14, 2017, Arconic sold 23,353,000 of its shares of Alcoa Corporation common stock at $38.03 per share which resulted in $888 in cash proceeds.

(3)	Other investing activities for the three months ended March 31, 2017 included proceeds received from Alcoa Corporation’s sale of the Yadkin Hydroelectric Project.

Arconic and subsidiaries
Segment Information (unaudited)
(dollars in millions, shipments in thousands of metric tons [kmt])

	1Q16	2Q16	3Q16	4Q16	2016	1Q17

Engineered Products and Solutions:
Third-party sales	$1,449	$1,465	$1,406	$1,408	$5,728	$1,485
Depreciation and amortization	$65	$62	$63	$65	$255	$64
Adjusted EBITDA	$305	$329	$296	$265	$1,195	$306

Global Rolled Products (1):
Third-party aluminum shipments (kmt)	331	376	356	276	1,339	310
Third-party sales	$1,184	$1,316	$1,285	$1,079	$4,864	$1,249
Intersegment sales	$29	$29	$30	$30	$118	$34
Depreciation and amortization	$50	$50	$52	$49	$201	$50
Adjusted EBITDA	$155	$163	$143	$116	$577	$171

Transportation and Construction Solutions:
Third-party sales	$429	$467	$450	$456	$1,802	$449
Depreciation and amortization	$11	$12	$12	$13	$48	$12
Adjusted EBITDA	$64	$76	$76	$75	$291	$72

Reconciliation of combined segment adjusted EBITDA to consolidated net income (loss) attributable to Arconic:
Combined segment adjusted EBITDA(2)	$524	$568	$515	$456	$2,063	$549
Unallocated amounts:
Impact of LIFO	(12)	(13)	(1)	8	(18)	(19)
Metal price lag	-	6	4	17	27	22
Corporate expense	(76)	(115)	(113)	(150)	(454)	(91)
Depreciation and amortization	(133)	(133)	(136)	(133)	(535)	(133)
Interest expense	(121)	(124)	(126)	(128)	(499)	(115)
Restructuring and other charges	(16)	(14)	(3)	(122)	(155)	(73)
Other income, net(3)	12	17	11	54	94	354
Discontinued operations(4)	(94)	82	100	33	121	-
Income taxes	(51)	(123)	(56)	(1,246)	(1,476)	(162)
Other	(17)	(16)	(29)	(47)	(109)	(10)
Consolidated net income (loss) attributable to Arconic	$16	$135	$166	$(1,258)	$(941)	$322
Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

The difference between certain segment totals and consolidated amounts is Corporate.

(1)	On November 1, 2016, the former Alcoa Inc. completed its separation into two standalone, publicly-traded companies. Arconic includes the former Alcoa Inc. segments: Engineered Products and Solutions, Transportation and Construction Solutions, and Global Rolled Products, except for the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which became part of Alcoa Corporation. The Global Rolled Products segment information has been updated to exclude the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia.

(2)	Combined segment adjusted EBITDA is the summation of the respective adjusted EBITDA of Arconic’s three reportable segments.

(3)	For the first quarter of 2017, Other income, net includes a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock.

(4)	The reconciliation of Combined segment adjusted EBITDA to Consolidated net income (loss) attributable to Arconic has been updated for all periods presented to exclude the results of operations for Alcoa Corporation, which have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited)
(in millions, except per-share amounts)

Adjusted Income	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Net income (loss) attributable to Arconic	$16	$(1,258)	$322

Discontinued operations(1)	94	(33)	-

Special items(2):
Restructuring and other charges	16	122	73

Discrete tax items(3)	6	1,272	1

Other special items(4)	6	13	(325)

Tax impact(5)	(6)	(45)	98

Net income attributable to Arconic – as adjusted	$132	$71	$169

Diluted EPS(6):
Net income (loss) attributable to Arconic common shareholders	$0.00	$(2.91)	$0.65

Net income attributable to Arconic common shareholders – as adjusted	$0.26	$0.12	$0.33

Net income (loss) attributable to Arconic – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income (loss) attributable to Arconic determined under GAAP as well as Net income (loss) attributable to Arconic – as adjusted.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarters ended March 31, 2016 and December 31, 2016.

(2)	In the second quarter of 2016, management changed the manner in which special items are presented in Arconic’s reconciliation of Adjusted Income. This change resulted in special items being presented on a pretax basis and the related tax and noncontrolling interest’s impacts on special items being aggregated into separate respective line items. The special items for the quarter ended March 31, 2016 were updated to conform to the current period presentation.

(3)	Discrete tax items include the following:
•	for the quarter ended March 31, 2016, a net charge related to a number of small items ($6);
•	for the quarter ended December 31, 2016, a charge for valuation allowances related to the November 1, 2016 separation (see Note 1 above) ($1,267), a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51), a net benefit for valuation allowances not associated with the separations ($29), and a net benefit for a number of small items ($17);
•	for the quarter ended March 31, 2017, a net charge related to number of small items ($1);

(4)	Other special items include the following:
•	for the quarter ended March 31, 2016, a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($58); an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($46), and costs associated with the then-planned separation of Alcoa Inc. ($18);
•	for the quarter ended December 31, 2016, costs associated with the separation of Alcoa Inc. ($87), a favorable adjustment to the contingent earn-out liability related to the November 2014 acquisition of Firth Rixson ($56), a favorable tax benefit related to the currency impacts of a distribution of previously taxed income ($38), an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($37), and a favorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($17);
•	for the quarter ended March 31, 2017, a gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock ($351), costs associated with the separation of Alcoa Inc. ($18), a favorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($17), proxy, advisory and governance-related costs ($16), and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($9);

(5)	The tax impact on special items is based on the applicable statutory rates whereby the difference between such rates and Arconic’s consolidated estimated annual effective tax rate is itself a special item (see footnote 2 above).

(6)	At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data for all periods presented have been updated to reflect the reverse stock split.

The average number of shares applicable to diluted EPS for Net income (loss) attributable to Arconic common shareholders excludes certain share equivalents as their effect was anti-dilutive (see footnote (5) to the Statement of Consolidated Operations). However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net income attributable to Arconic common shareholders – as adjusted due to a larger and/or positive numerator. Specifically:

•	for the quarter ended March 31, 2016, share equivalents associated with outstanding employee stock options and awards and convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 450,934,515;
•	for the quarter ended December 31, 2016, share equivalents associated with outstanding employee stock options and awards were dilutive based on net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 443,779,820; and

The average number of shares applicable to diluted EPS for Net income (loss) attributable to Arconic common shareholders includes certain share equivalents as their effect was dilutive. However, certain of these share equivalents may become anti-dilutive in the EPS calculation applicable to Net income attributable to Arconic common shareholders – as adjusted due to a smaller and/or negative numerator. Specifically:

•	for the quarter ended March 31, 2017, share equivalents associated with mandatory convertible preferred stock were anti-dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 460,207,783.

Operational Tax Rate	Quarter ended March 31, 2017
	As reported	Special items(1)	As adjusted

Income from continuing operations before income taxes	$484	$(243)	$241

Provision for income taxes	$162	$(90)	$72

Tax rate	33.5%		29.9%
Operational Tax Rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective Tax Rate determined under GAAP as well as the Operational Tax Rate.

(1)	See Adjusted Income reconciliation above for a description of special items.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited), continued
(dollars in millions)

Consolidated Adjusted EBITDA	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Net income (loss) attributable to Arconic	$16	$(1,258)	$322

Discontinued operations (1)	94	(33)	-

Income (loss) from continuing operations after income taxes and noncontrolling interests	110	(1,291)	322

Add:
Provision for income taxes	51	1,246	162
Other income, net	(12)	(54)	(354)
Interest expense	121	128	115
Restructuring and other charges	16	122	73
Provision for depreciation and amortization	133	133	133

Consolidated adjusted EBITDA	$419	$284	$451

Add:
Separation costs	18	76	18
Proxy, advisory and
governance-related costs	-	-	16

Consolidated adjusted EBITDA, excluding special items	$437	$360	$485

Sales	$3,055	$2,967	$3,192
Adjusted EBITDA Margin	13.7%	9.6%	14.1%
Adjusted EBITDA Margin excluding special items	14.3%	12.1%	15.2%
Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Additionally, Adjusted EBITDA, excluding special items, is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of special items, such as costs associated with the separation of Alcoa Inc. and proxy, advisory and governance-related costs (collectively, “special items”). This measure provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations excluding the impact of such costs.

(1) On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited), continued
(dollars in millions, except per metric ton amounts)

Segment Measures	Engineered Products and Solutions
	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Adjusted EBITDA	$305	$265	$306

Third-party sales	$1,449	$1,408	$1,485

Adjusted EBITDA Margin	21.0%	18.8%	20.6%

	Global Rolled Products(1)
	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Adjusted EBITDA	$155	$116	$171

Total shipments(2) (thousand metric tons) (kmt)	385	353	414

Adjusted EBITDA / Total shipments ($ per metric ton)	$403	$329	$413

Third Party Sales	$1,184	$1,079	$1,249

Adjusted EBITDA Margin	13.1%	10.8%	13.7%

	Transportation and Construction Solutions
	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Adjusted EBITDA	$64	$75	$72

Third-party sales	$429	$456	$449

Adjusted EBITDA Margin	14.9%	16.4%	16.0%

	Arconic Combined Segments
	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Combined segment adjusted EBITDA	$524	$456	$549

Combined segment third-party sales	$3,062	$2,943	$3,183

Combined segment adjusted EBITDA margin	17.1%	15.5%	17.2%
Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

(2)	Includes 76 thousand metric tons (kmt) and 54 kmt at March 31, 2017 and December 31, 2016, respectively for the Tennessee packaging business. These amounts represent the volume at Arconic’s Tennessee operations associated with the toll processing and services agreement that Arconic and Alcoa Corporation entered into in connection with the separation of the companies. Pursuant to this agreement, this amount is not reported in Arconic’s shipments but has been included in the calculation of adjusted EBITDA / Total shipments for historical comparative purposes.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited), continued
(dollars in millions)

Revenue Excluding Tennessee Packaging	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017
Arconic
Sales – Arconic	$3,055	$2,967	$3,192
Sales – Tennessee Packaging	150	37	54
Arconic Sales excluding Tennessee Packaging	$2,905	$2,930	$3,138

Global Rolled Products Segment (GRP)(1)
Sales – Global Rolled Products Segment	$1,184	$1,079	$1,249
Sales – Tennessee Packaging	150	37	54
Third party sales excluding Tennessee packaging	$1,034	$1,042	$1,195
Third party sales excluding Tennessee packaging is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as it presents sales on a comparable basis for all periods presented as Arconic ramps down the Tennessee packaging business.

(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited), continued
(dollars in millions)

Free Cash Flow (1)	Quarter ended
	March 31, 2016	December 31, 2016	March 31, 2017

Cash from operations	$(430)	$662	$(300)

Capital expenditures	(251)	(311)	(103)

Free cash flow	$(681)	$351	$(403)

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Arconic’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash from operations and capital expenditures for Alcoa Corporation have not been segregated and are included in this table for all periods prior to November 1, 2016.

Net Debt	December 31, 2016	March 31, 2017

Short-term borrowings	$36	$47
Long-term debt due within one year	4	-
Long-term debt, less amount due within one year	8,044	8,046
Total debt	$8,084	$8,093

Less: Cash and cash equivalents	1,863	2,553

Net debt	$6,221	$5,540
Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic’s leverage position after factoring in available cash that could be used to repay outstanding debt.

Arconic and subsidiaries
Calculation of Financial Measures (unaudited), continued
(dollars in millions)

Return on Net Assets (RONA)	March 31, 2017

Net income attributable to Arconic	$322
Special items(1)	(153)
Net income attributable to Arconic – as adjusted	$169

Annualized net income attributable to Arconic-as adjusted	$676
Net Assets:
Add: Receivables from customers, less allowances	$1,148
Add: Deferred purchase price receivable(2)	219
Add: Inventories	2,328
Less: Accounts payable, trade	1,597
Working Capital	2,098
Properties, plants, and equipment, net	5,473
Net assets - total	$7,571

RONA	8.9%

RONA is a non-GAAP financial measure. RONA is calculated as adjusted net income divided by working capital and net PP&E. Management believes that this measure is meaningful to investors as RONA helps management and investors determine the percentage of net income the company is generating from its assets. This ratio tells how effectively and efficiently the company is using its assets to generate earnings.

(1)	See Reconciliation of Adjusted Income for a description of special items.

(2)	The Deferred purchase price receivable relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Arconic is adding back the receivable for the purposes of the Working Capital calculation.

CONTACT:
Arconic Inc.
Investor Contact:
Patricia Figueroa, 212-836-2758
Patricia.Figueroa@arconic.com
or
Media Contact:
Shona Sabnis, 212-836-2626
Shona.Sabnis@arconic.com